UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2014

PORTSMOUTH SQUARE, INC.

(Exact name of Registrant as Specified in its charter)

CALIFORNIA	0-4057	94-1674111
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

10940 Wilshire Blvd., Suite 2150, Los Angeles, CA	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

N/A

  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 13, 2014, Evon Corporation (“Evon”) filed a complaint in the Superior Court of the State of California, County of San Francisco, against Justice Investors (“Justice”), Registrant and Geoffrey M. Palermo. Justice is a majority-owned subsidiary of Registrant. Mr. Palermo is the Managing Director of Justice and Assistant Secretary of Portsmouth. The complaint claims breach of contract and breach of the implied covenant of good faith and fair dealing against Justice; breach of fiduciary duties against Registrant; conversion and securities fraud in violation of 15 U.S.C. 8(j) against Justice and Registrant; and intentional interference with prospective economic advantage, negligent interference with prospective economic advantage and fraud/concealment against Justice, Registrant and Mr. Palermo. The complaint arises out of the redemption by Justice of limited partnership interests in Justice held by parties other than Registrant as described in Registrant’s Form 8-K dated December 13, 2013 and the payment of a transfer tax in the amount of $4,658,048.55 assessed by the City of San Francisco.

Registrant was served with a copy of the complaint on February 20, 2014. Neither Justice nor Mr. Palermo has been served in this matter. Registrant believes the allegations and claims are without merit and will vigorously defend this complaint; however, no prediction can be given as to the ultimate outcome of this matter.

The information in this current report on Form 8-K and exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless we specifically incorporate the foregoing information into those documents by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTSMOUTH SQUARE, INC.

Date: February 21, 2014	By:	/s/Geoffrey M. Palermo
	Name:	Geoffrey M. Palermo
	Title:	Assistant Secretary